                                                                    EXHIBIT 9(a)






                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2

                                       and

                     NATIONAL FINANCIAL DATA SERVICES, INC.













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                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
         1.       Terms of Appointment; Duties of NFDS...............................1

         2.       Fees and Expenses..................................................4

         3.       Representations and Warranties of NFDS.............................4

         4.       Representations and Warranties of the Fund.........................5

         5.       Wire Transfer Operating Guidelines.................................6

         6.       Data Access and Proprietary Information............................7

         7.       Indemnification....................................................9

         8.       Standard of Care..................................................10

         9.       Year 2000.........................................................10

         10.      Confidentiality...................................................11

         11.      Covenants of the Fund and NFDS....................................11

         12.      Termination of Agreement..........................................12

         13.      Additional Funds..................................................12

         14.      Assignment........................................................12

         15.      Amendment.........................................................13

         16.      Massachusetts Law to Apply........................................13

         17.      Force Majeure.....................................................13

         18.      Consequential Damages.............................................13

         19.      Merger of Agreement...............................................13

         20.      Counterparts......................................................13

         21.      Reproduction of Documents.........................................14

         22.      Limitations of Liability of the Trustees and Shareholders ........14



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                      TRANSFER AGENCY AND SERVICE AGREEMENT


AGREEMENT made as of the 7th day of October, 1998, by and between AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2, a Delaware business trust, having its principal office and place of business at 2929 Allen Parkway, Houston, Texas 77253-3206 (the "Fund"), NATIONAL FINANCIAL DATA SERVICES, INC., a Massachusetts corporation having its principal office and place of business at 1004 Baltimore, Kansas City, Missouri 64105-1807 ("NFDS").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund intends to initially offer shares in twenty-three (23) series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 13, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

WHEREAS, each Portfolio may issue several classes of shares, as may now exist and may hereafter be established (each class, together with all other classes subsequently established by the Fund and made subject to this Agreement in accordance with Article 13, being referred to as a "Class," and collectively as "Classes"); and

WHEREAS, the Fund on behalf of the Portfolios desires to appoint NFDS as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and NFDS desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.         Terms of Appointment; Duties of NFDS

1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints NFDS to act as, and NFDS agrees to act as its transfer agent for the Fund's authorized and issued shares of its beneficial interest, $0.01 par value, ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.2        NFDS agrees that it will perform the following services:

           (a) In accordance with procedures established from time to time by the Fund on behalf of each of the Portfolios, as applicable or by agreement between the Fund and NFDS, NFDS shall:

                    (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Agreement and Declaration of Trust of the Fund (the "Custodian");

                    (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                    (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                    (iv) In respect to the transactions in items (i), (ii) and (iii) above, VALIC Retirement Services Company, shall execute transactions directly with broker-dealers authorized by the Fund;

                    (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                    (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                    (vii) Prepare and transmit or credit to Shareholders' accounts payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

                    (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by NFDS of indemnification satisfactory to NFDS and protecting NFDS and the Fund, and NFDS at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                    (ix) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

                    (x) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. NFDS shall also provide the Fund and/or its agent on a daily basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

           (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), NFDS will: (i) perform the customary services of a transfer agent, dividend disbursing agent, and agent in connection with accumulation, open-account or similar plans (including, without limitation, any periodic investment plan or periodic withdrawal program) of a registered open-end management investment company, including, but not limited to, maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends, distributions and sales of Shares, by federal authorities for all Shareholders, preparing and mailing Shareholders' annual notice of dividends and capital gains distributions, preparing and mailing confirmation forms and statements of accounts to Shareholders for all purchases and redemptions of Shares, and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements to Shareholders for purposes of capital gains reporting, and providing Shareholder account information; and (ii) provide a system which will enable the Fund, or its agent, to monitor the total number of Shares purchased and redeemed in each State.

           (c) In addition, the Fund, or its agent, shall (i) identify to NFDS in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of NFDS for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund, or its agent, and the reporting of such transactions to the Fund, or its agent, as provided above.

           (d) Procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and NFDS per the attached service responsibility schedule. NFDS may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

           (e) NFDS shall provide additional services on behalf of the Fund (e.g., escheatment services) which may be agreed upon in writing between the Fund and NFDS.

2.         Fees and Expenses

2.1 For the performance by NFDS pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay NFDS an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and NFDS.

2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of each of the Portfolios to reimburse NFDS for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, mailing and tabulating proxies, records storage, or advances incurred by NFDS for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by NFDS at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

2.3 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within thirty days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to NFDS by the Fund at least seven (7) days prior to the mailing date of such materials.

3.         Representations and Warranties of NFDS

NFDS represents and warrants to the Fund that:

3.1 It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

3.2 It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

3.3 All corporate proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

3.4 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.5        It is, and will continue to be, a registered transfer agent.

3.6 It has and will maintain a sufficient disaster recovery program that complies with all federal and state laws and regulations, as well as of the rules of any applicable organization to NFDS belongs.

3.7 It will provide, at least annually, a SAS 70 report to the Fund. Such reports, may be, in turn, provided to the Fund's outside auditors and other interested parties in determining regulatory compliance with industry standard processing and control procedures.

4.         Representations and Warranties of the Fund

The Fund represents and warrants to NFDS that:

4.1 It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware.

4.2 It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

4.3 All proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4 It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended.

4.5 A registration statement under the Securities Act of 1933, as amended on behalf of the Fund has been filed with the Securities and Exchange Commission and is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.         Wire Transfer Operating Guidelines/Articles 4A of the Uniform
           Commercial Code

5.1 NFDS is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that NFDS has been instructed to transfer. NFDS shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline (presently 3:00 P.M. Eastern Time) for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

5.2 The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by NFDS. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to NFDS in writing. The Fund must notify NFDS immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. NFDS shall verify the authenticity of all Fund instructions according to the Security Procedure.

5.3 NFDS shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

5.4 NFDS reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of NFDS' receipt of such payment order; (b) if initiating such payment order would cause NFDS, in NFDS' sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to NFDS; or (c) if NFDS, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.5 NFDS shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording NFDS reasonable opportunity to act. NFDS shall not be held liable if, despite NFDS's exhaustion of reasonable efforts, the request for amendment or cancellation cannot be satisfied.

5.6 NFDS shall assume no responsibility for failure to detect any erroneous payment order, unless NFDS knew or should have known that the payment order was erroneous, and provided that NFDS complied with the payment order instructions as received and

           NFDS complied with the Security Procedure. NFDS represents to the Fund that the Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

5.7 NFDS shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless NFDS is notified of the unauthorized payment order within thirty (30) days of notification by NFDS of the acceptance of such payment order. In no event (including failure to execute a payment order) shall NFDS be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

5.8 When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, NFDS will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by NFDS with respect to an ACH credit entry are provisional until NFDS receives final settlement for such entry from the Federal Reserve Bank. If NFDS does not receive such final settlement, the Fund agrees that NFDS shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

5.9 Confirmation of State Street Bank and Trust Company's (the "Bank's") execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through NFDS' proprietary information systems, or by facsimile or call-back. Fund must report any objections to the execution of an order within thirty
           (30) days.

6.         Data Access and Proprietary Information

6.1 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by NFDS as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by NFDS on data bases under the control and ownership of NFDS ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to NFDS or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to NFDS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

           (a) to access Customer Data solely from locations as may be designated in writing by NFDS and solely in accordance with NFDS' applicable user documentation;

           (b) to refrain from copying or duplicating in any way the Proprietary Information;

           (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with NFDS' instructions;

           (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of NFDS;

           (e) that the Fund shall have access only to those authorized transactions (e.g. look-ups) agreed upon by the parties;

           (f) to honor all reasonable written requests made by NFDS to protect at NFDS' expense the rights of NFDS in Proprietary Information at common law, under federal copyright law and under other federal or state law.

6.2 If the Fund notifies NFDS that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, NFDS shall endeavor in a timely manner to correct such failure. Organizations from which NFDS may obtain certain data (i.e., NSCC, 401(k) third party administrators included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against NFDS arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. NFDS EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.3 If the transactions available to the Fund include the ability to originate electronic instructions to NFDS in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event NFDS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by NFDS from time to time.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 6. The obligations of this Section shall survive any earlier termination of this Agreement.

7.         Indemnification

7.1 NFDS shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold NFDS and with respect to
           Section 7.1(f) herein, also the Bank, harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

           (a) all actions of NFDS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

           (b) the Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder;

           (c) the reliance on or use by NFDS or its agents or subcontractors of information, records, documents or services which (i) are received by NFDS or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar;

           (d) the reliance on, or the carrying out by NFDS or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio;

           (e) the offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

           (f) the negotiations and processing of checks made payable to prospective or existing Shareholders tendered to NFDS for the purchase of Shares, such checks are commonly known as "third party checks"; and

           (g) upon the Fund's request entering into any agreements required by the National Securities Clearing Corporation (the "NSCC") required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems.

7.2 At any time NFDS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by NFDS under this Agreement, and NFDS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. NFDS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided NFDS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. NFDS, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

7.3        In order that the indemnification provisions contained in this
           Section 7 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify NFDS, NFDS shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with NFDS in the defense of such claim or to defend against said claim in its own name or in the name of NFDS. NFDS shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify NFDS except with the Fund's prior written consent.

8.         Standard of Care

           NFDS shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

9.         Year 2000

           NFDS will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available technology to offer products that are Year 2000 ready, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, NFDS will make the changes to its products at a price to be agreed upon by the parties and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

10.        Confidentiality

10.1 NFDS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

10.2 In case of any requests or demands for the inspection of the Shareholder records of the Fund, NFDS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. NFDS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

11.        Covenants of the Fund and NFDS

11.1 The Fund shall on behalf of each of the Portfolios promptly furnish to NFDS the following:

           (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of NFDS and the execution and delivery of this Agreement.

           (b) A copy of the Agreement and Declaration of Trust and By-Laws of the Fund and all amendments thereto.

11.2 NFDS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of Share certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

11.3 NFDS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable, however, all such records shall comply in both form and substance with all applicable statutes and regulations including, but not limited to,
           Section 31 of the Investment Company Act of 1940 and Rule 31a-1 thereunder, and/or their successors, replacements or equivalents. NFDS agrees that all such records prepared or maintained by NFDS relating to the services performed by NFDS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

11.4 In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (i.e., divorce and criminal actions), NFDS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. NFDS expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

12.      Termination of Agreement

12.1 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

12.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, NFDS reserves the right to charge for any other reasonable expenses associated with such termination and a charge equivalent to the average of one (1) month's fees.

13.      Additional Funds

         In the event that the Fund establishes one or more series of Shares, in addition to those named in Schedule A, or one or more Classes, in addition to those named in the attached Schedule A, with respect to which it desires to have NFDS render services as transfer agent under the terms hereof, it shall so notify NFDS in writing, and if NFDS agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

14.      Assignment

14.1 Except as provided in Section 14.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

14.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

14.3 NFDS may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"),

           (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(2) or (iii) a BFDS affiliate; provided, however, that NFDS shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

15.        Amendment

           This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

16.        Massachusetts Law to Apply

           This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

17.        Force Majeure

           In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage beyond its control, or other unforeseeable causes beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such actions.

18.        Consequential Damages

           Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

19.        Merger of Agreement

           This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

20.        Counterparts

           This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

21.        Reproduction of Documents

           This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

22.        Limitations of Liability of the Trustees and Shareholders

           The Fund acknowledges and agrees that, as provided by Section 8.1 of the Fund's Agreement and Declaration of Trust, this Agreement is executed on behalf of the Fund or the Trustees of the Fund as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually, but are binding only upon the assets and property of the Fund. A Certificate of Trust in respect of the Fund is on file with the Secretary of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.



                                    AMERICAN GENERAL SERIES PORTFOLIO
                                    COMPANY 2




                                    BY:
                                       --------------------------------------


ATTEST:



-------------------------



                                    NATIONAL FINANCIAL DATA SERVICES,
                                    INC.




                                    BY:
                                       --------------------------------------


ATTEST:




-------------------------

                     NATIONAL FINANCIAL DATA SERVICES, INC.
                         FUND SERVICE RESPONSIBILITIES *

Service Performed                                                                  Responsibility
-----------------                                                                  --------------
                                                                                   NFDS            Fund
                                                                                   ----            ----

1.       Receives orders for the purchase                                           X
         of Shares.

2.       Issue Shares and hold Shares in X Shareholders accounts.

3.       Receive redemption requests.                                               X

4.       Effect transactions 1-3 above X directly with broker-dealers.

5.       Pay over monies to redeeming X Shareholders.

6.       Effect transfers of Shares.                                                X

7.       Prepare and transmit dividends X and distributions.

8.       Issue Replacement Certificates.                                            X

9.       Reporting of abandoned property.                                                          X

10.      Maintain records of account.                                               X

11.      Maintain and keep a current and                                            X
         accurate control book for each
         issue of securities.

12.      Mail proxies.                                                              X

13.      Mail Shareholder reports.                                                  X

14.      Mail prospectuses to current X Shareholders.

15. Withhold taxes on U.S. resident and non-resident X alien accounts and promptly remit, as required under applicable laws, to government taxing authorities.

Service Performed                                                                   Responsibility
-----------------                                                                   --------------
                                                                                    NFDS            Fund
                                                                                    ----            ----
16.      Prepare and file U.S. Treasury Department forms.                            X

17.      Prepare and mail account and                                                X
         confirmation statements for
         Shareholders.

18.      Provide Shareholder account information.                                    X

19.      Blue sky reporting.                                                                         X

* Such services are more fully described in Section 1.2 (a), (b) and (c) of the Agreement.

                                    AMERICAN GENERAL SERIES PORTFOLIO
                                    COMPANY 2



                                    BY:
                                       --------------------------------------



ATTEST:



-------------------------




                                    NATIONAL FINANCIAL DATA SERVICES,
                                    INC.


                                    BY:
                                       --------------------------------------



ATTEST:



-------------------------

                                   SCHEDULE A

The following Funds are structured as four share classes. The classes are A,B, Institutional I and Institutional II. Funds marked with an * are structured as two classes only, A and B.



American General International Value Fund                     American General International Growth Fund

American General Large Cap Value Fund                         American General Large Cap Growth Fund

American General Mid Cap Value Fund                           American General Mid Cap Growth Fund

American General High Yield Bond Fund                         American General Small Cap Value Fund

American General Small Cap Growth Fund                        American General Balanced Fund

American General Socially Responsible Fund                    American General Domestic Bond Fund

American General Money Market Fund                            American General Aggressive Lifestyle Fund

American General Conservative Lifestyle Fund                  American General Core Bond Fund

American General Moderate Lifestyle Fund                      American General Strategic Bond Fund

American General Municipal Money Market Fund*

American General Small Cap Index Fund*

American General S&P 500 Index Fund*

American General Municipal Bond Fund*

American General Mid Cap Index Fund*